      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996
                                                    REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            SIBIA NEUROSCIENCES, INC.
             (Exact name of Registrant as specified in its charter)

                              --------------------

          Delaware                                             95-3616229
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                      505 Coast Boulevard South, Suite 300
                           La Jolla, California 92037
                                 (619) 452-5892

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         1981 EMPLOYEE STOCK OPTION PLAN
                        1981 CONSULTANT STOCK OPTION PLAN
                   1992 STOCK OPTION AND RESTRICTED STOCK PLAN
                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        MANAGEMENT CHANGE-OF-CONTROL PLAN
                            (Full title of the plans)

                              --------------------

                                William T. Comer
                      President and Chief Executive Officer
                            SIBIA NEUROSCIENCES, INC.
                      505 Coast Boulevard South, Suite 300
                           La Jolla, California 92037
                                 (619) 452-5892
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

                             Frederick T. Muto, Esq.
                              Thomas A. Coll, Esq.
                              COOLEY GODWARD CASTRO
                                HUDDLESON & TATUM
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                              --------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                            Proposed            Proposed
                                                            Maximum              Maximum
      Title of Securities                  Amount to     Offering Price         Aggregate            Amount of
        to be Registered                 be Registered    Per Share(1)      Offering Price(1)    Registration Fee
- --------------------------------------------------------------------------------------------------------------------

  Common Stock, $.001 par value            3,413,482      $0.37-$13.00         $30,658,876           $10,572.00
====================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's (i) 1981 Employee Stock Option Plan, (ii) 1981 Consultant Stock Option Plan, (iii) 1992 Stock Option and Restricted Stock Plan, as amended, and (iv) Management Change-of-Control Plan; (b) for shares issuable under the Company's (i) 1996 Equity Incentive Plan (ii) Employee Stock Purchase Plan, and (iii) 1996 Non-Employee Directors' Stock Option Plan, calculated on the basis of the high end of the range of the estimated Initial Public Offering price of the Company's Common Stock (i.e., $13.00). The following chart shows the calculation of the registration fee.



- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Aggregate
               Type of Shares                      Number of Shares        Offering Price Per Share        Offering Price
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                         1,410              $    2.13                  $     3,003.30
outstanding options under the 1981
Employee Stock Option Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                        16,449              $    6.38                  $   104,944.62
outstanding options under the 1981
Employee Stock Option Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                         4,700              $    6.38                  $    29,986.00
outstanding options under the 1981
Consultant Stock Option Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       186,120              $    0.37                  $    68,864.40
outstanding options under the 1992 Stock
Option and Restricted Stock Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       135,007              $    1.23                  $   166,058.61
outstanding options under the 1992 Stock
Option and Restricted Stock Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                        14,686              $    1.30                  $    19,091.80
outstanding options under the 1992 Stock
Option and Restricted Stock Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       156,421              $    1.45                  $   226,810.45
outstanding options under the 1992 Stock
Option and Restricted Stock Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                        82,131              $    1.70                  $   139,622.70
outstanding options under the 1992 Stock
Option and Restricted Stock Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       180,667              $    1.91                  $   345,073.97
outstanding options under the 1992 Stock
Option and Restricted Stock Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                       387,750              $    0.85                  $   329,587.50
outstanding options under the Management
Change-of-Control Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1996                  1,513,141              $   13.00                  $19,670,833.00
Equity Incentive Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the                         500,000              $   13.00                  $ 6,500,000.00
Employee Stock Purchase Plan
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1996                    235,000              $   13.00                  $ 3,055,000.00
Non-Employee Directors' Stock Option
Plan
- --------------------------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The prospectus contained in the Form S-1 Registration Statement (No. 333-2588) filed by SIBIA Neurosciences, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on March 20, 1996, as amended through the date hereof (the "Form S-1"), is hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, an annual report pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Common Stock which is contained in the Form S-1, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former



                                       1.

directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.



                                       2.

ITEM 8.  EXHIBITS.

Exhibit No.                Description
- -----------                -----------

*    4.1          Registrant's Amended and Restated Certificate of Incorporation.
*    4.2          Registrant's Amended and Restated Bylaws.
*    4.3          Specimen stock certificate.
     5.1          Opinion of Cooley Godward Castro Huddleson & Tatum.
     23.1         Consent of Price Waterhouse LLP.
     23.2         Consent of Cooley Godward Castro Huddleson & Tatum.  Reference
                   is made to Exhibit 5.1.
     25.1         Power of Attorney.  Reference is made to page 6.
*    99.1         Registrant's 1981 Employee Stock Option Plan.
*    99.2         Form of Employee Incentive Stock Option Agreement under the 1981 Employee
                  Stock Option Plan.
*    99.3         Registrant's 1981 Consultant Stock Option Plan.
*    99.4         Form of Consultant Nonstatutory Stock Option Agreement.
*    99.5         Registrant's 1992 Stock Option and Restricted Stock Plan, as amended.
*    99.6         Form of Incentive Stock Option Agreement under the 1992 Stock Option and
                  Restricted Stock Plan.
*    99.7         Form of Nonstatutory Stock Option Agreement under the 1992 Stock Option and
                  Restricted Stock Plan.
*    99.8         Registrant's 1996 Equity Incentive Plan.
*    99.9         Form of Incentive Stock Option Agreement under the 1996 Equity Incentive Plan.
*    99.10        Form of Nonstatutory Stock Option Agreement under the 1996 Equity Incentive
                  Plan.
*    99.11        Registrant's 1996 Non-Employee Directors' Stock Option Plan.
*    99.12        Form of Nonstatutory Stock Option Agreement under the Non-Employee
                  Directors' Stock Option Plan.




                                       3.

*    99.13        Registrant's Employee Stock Purchase Plan and related Offering document.
*    99.14        Registrant's Management Change-of-Control Plan, as amended.
*    99.15        Form of Nonqualified Stock Option Agreement under the Management Change-
                  of-Control Plan.

- -----------------------

*        Filed as an exhibit to Registration Statement on Form S-1 (No.
         333-2586) originally filed on March 20, 1996, as amended through the date hereof, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering.

                              The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;



                                       4.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents By
             Reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                       5.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on May 9, 1996.

                                     SIBIA NEUROSCIENCES, INC.

                                     By /s/ WILLIAM T. COMER
                                        ---------------------------------------
                                        William T. Comer, Ph.D.
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William T. Comer and Thomas A. Reed and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ WILLIAM T. COMER, PH.D.              President, Chief Executive Officer               May 9, 1996
- ------------------------------------     and Director
William T. Comer, Ph.D.                  (Principal Executive Officer)

/s/ THOMAS A. REED                       Vice President, Finance/Administration
- ------------------------------------     and Chief Financial Officer
Thomas A. Reed                           (Principal Financial and Accounting Officer)     May 9, 1996

/s/ WILLIAM R. MILLER                    Chairman of the Board                            May 9, 1996
- ------------------------------------
William R. Miller

/s/ STANLEY T. CROOKE, M.D., PH.D.       Director                                         May 9, 1996
- ------------------------------------
Stanley T. Crooke, M.D., Ph.D.

/s/ GUNNAR EKDAHL                        Director                                         May 9, 1996
- ------------------------------------
Gunnar Ekdahl

/s/ FRANCIS H.C. CRICK, PH.D.            Director                                         May 9, 1996
- ------------------------------------
Francis H.C. Crick, Ph.D.

/s/ FREDERICK B. RENTSCHLER              Director                                         May 9, 1996
- ------------------------------------
Frederick B. Rentschler

/s/ JAMES D. WATSON, PH.D.               Director                                         May 2, 1996
- ------------------------------------
James D. Watson, Ph.D.



                                       6.

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
- -----------       -----------

*   4.1               Registrant's Amended and Restated Certificate of Incorporation
*   4.2               Registrant's Amended and Restated Bylaws.
*   4.3               Specimen stock certificate.
    5.1               Opinion of Cooley Godward Castro Huddleson & Tatum.
    23.1              Consent of Price Waterhouse LLP.
    23.2              Consent of Cooley Godward Castro Huddleson & Tatum
                      Reference is made to Exhibit 5.1.
    25.1              Power of Attorney.  Reference is made to Page 6.
*   99.1              Registrant's 1981 Employee Stock Option Plan.
*   99.2              Form of Employee Incentive Stock Option Agreement under the 1981
                      Employee Stock Option Plan.
*   99.3              Registrant's 1981 Consultant Stock Option Plan.
*   99.4              Form of Consultant Nonstatutory Stock Option Agreement.
*   99.5              Registrant's 1992 Stock Option and Restricted Stock Plan, as amended.
*   99.6              Form of Incentive Stock Option Agreement under the 1992 Stock
                      Option and Restricted Stock Plan.
*   99.7              Form of Nonstatutory Stock Option Agreement under the 1992 Stock
                      Option and Restricted Stock Plan.
*   99.8              Registrant's 1996 Equity Incentive Plan.
*   99.9              Form of Incentive Stock Option Agreement under the 1996 Equity Incentive Plan.
*   99.10             Form of Nonstatutory Stock Option Agreement under the 1996 Equity
                      Incentive Plan.
*   99.11             Registrant's 1996 Non-Employee Directors' Stock Option Plan.
*   99.12             Form of Nonstatutory Stock Option Agreement under the 1996 Non-Employee
                      Directors' Stock Option Plan.
*   99.13             Registrant's Employee Stock Purchase Plan and related Offering document.
*   99.14             Registrant's Management Change-of-Control Plan, as amended.
*   99.15             Form of Nonqualified Stock Option Agreement under the Management
                      Change-of-Control Plan.



*        Filed as an exhibit to the Registration Statement on Form S-1 (No.
         333-2586) originally filed on March 20, 1996, as amended through the date hereof, and incorporated herein by reference.



                                       7.